UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 15, 2009

Compuware Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-20900

Michigan (State or other jurisdiction of incorporation or organization)	38-2007430 (I.R.S. Employer Identification No.)

One Campus Martius, Detroit, Michigan (Address of Principal Executive Offices)	48226-5099 (Zip Code)

(Registrant’s telephone number, including area code): (313) 227-7300

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 15, 2009, the Board of Directors of Compuware Corporation (“Compuware”), in accordance with Compuware’s bylaws, expanded the size of the Board of Directors by one seat and appointed Ralph J. Szygenda to the Compuware board of directors, effective immediately.  The Board has not yet made a determination as to any committee appointments for Mr. Szygenda.

Mr. Szygenda, age 61, served as group Vice President and Chief Information Officer of General Motors from January 7, 2000, to October 1, 2009.  Before joining General Motors, Mr. Szygenda was Vice President and Chief Information Officer of Bell Atlantic Corporation, a position he had held since 1993.  Prior to that time, he had spent 21 years with Texas Instruments Incorporated, where he also served as Vice President and Chief Information Officer. A copy of the press release is furnished with the Report as Exhibit 99.1.

Mr. Szygenda will be compensated under Compuware’s revised standard compensation arrangement for outside directors as described in Compuware’s most recent proxy statement. As a result, in addition to standard meeting fees he will receive throughout the year, he received upon his appointment a grant of restricted stock units equal to one half of the value that outside directors typically receive annually at the beginning of the fiscal year and one half of the annual cash retainer for his service for the current fiscal year.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release, dated October 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUWARE CORPORATION

Date: October 16, 2009	By:	/s/ Laura L. Fournier
Laura L. Fournier
Senior Vice President
Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated October 16, 2009.